UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For registration of certain classes of securities
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Kioni Holdings Limited

(Exact name of Registrant as specified in its charter)

Delaware	333-277004	30-1441048
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

114 Lavender Street, #08-72 CT Hub 2

Singapore 338729
(Address of principal executive offices) (Zip code)

(1) 857 299 0124
(Registrant’s telephone number, including area code)

16192 Coastal Highway, Lewes, 19958 Delaware X1, 19958

(Former name or former address, if changed since last report)

Securities to be registered to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-277004

Securities to be registered pursuant to Section 12(g) of the Act: Ordinary shares, par value $0.0001 per share

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Descriptions of the Ordinary Shares to be registered hereunder are contained in the section entitled "Description of Securities" in the Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-277004), as filed with the Securities and Exchange Commission on April 23, 2024, as amended, which description is herein incorporated by reference.

ITEM 2. EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (SEC File Number 333-277004) on February 12, 2024. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Exhibit Description

3.1	Statement of Incorporation of the Registrant

3.2	Bylaws of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 14, 2026	Kioni Holdings Limited

	By:	/s/ Elvis Diao
		Name:	Elvis Diao
		Title:	President and Chief Executive Officer and Chief Financial Officer

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